Exhibit 99.1

Press Release                        FOR IMMEDIATE RELEASE
                                     Contact: Terry J. Howard, CEO
                                     Telephone: (217) 465-6381


            FIRST BANCTRUST CORPORATION ANNOUNCES
                 APPOINTMENT OF NEW DIRECTOR


Paris, Illinois - (December 24, 2002) First BancTrust Corporation (the "Company") (NASDAQ/SCM: FBTC), the parent company of First Bank & Trust, s.b. (the "Bank"), today announced "with great enthusiasm," the appointment of James
D. Motley, C.P.A. as a director of the Company and the Bank. Mr. Motley is the owner of the accounting firm, James D. Motley, C.P.A. successor to the accounting firm of Tarble and Motley, Certified Public Accountants. Mr. Motley began his accounting career in 1979 after seven years service at Eastern Illinois University where he was an Assistant Professor of Accounting.

In announcing the appointment, Company President and Chief
Executive Officer Terry J. Howard said: "We are very excited by Jim's decision to accept this appointment. His experience working with local governments, businesses, and area residents as an independent accountant should complement our knowledge of the areas we serve. His reputation as an independent accountant is excellent. His presence should enhance our Board of Directors' ability to remain independent and progressive."

First BancTrust Corporation is the holding company for First Bank & Trust, s. b., an Illinois chartered, FDIC-insured savings bank. First Bank & Trust conducts business out of its main office and its operations office, both in Paris, Illinois, and one branch office in Marshall, Illinois.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe,"
"expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors

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include changes in competition, fiscal and monetary policies and legislation and regulatory changes.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.









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